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FORM NO. 7A                                          Registration No. EC 19574


                                 [Coat of arms]
                                     BERMUDA


                            CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL

        THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of

                     Central European Media Enterprises Ltd.

was delivered to the Registrar of Companies on the 9th day of May, 1997 in

accordance with section 45(3) of the Companies Act 1981 ("the Act").



                                                 Given under my hand this 20th
                                                 day of May, 1997


                                                 [signature]

                                                 for Registrar of Companies


Capital prior to increase:    US$  500,000.00

Amount of increase:           US$  700,000.00

Present Capital:              US$1,200,000.00